Exhibit 99.1

Enservco Corporation Announces Change in Independent Registered Public Accounting Firm

LONGMONT, CO – September 1, 2022 – Enservco Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced the appointment of Pannell Kerr Forster of Texas, P.C. (“PKF Texas”) as its independent registered public accounting firm effective immediately. PKF Texas replaces Plante & Moran PLLC (“Plante”).

Enservco had no “disagreements” with Plante, nor were there any “reportable events” that lead to the change in independent registered public accounting firm.

“We are pleased to announce this transition,” said Rich Murphy, Executive Chairman. “PKF Texas is now working through their review procedures for Enservco’s first and second quarter financial statements in order to bring the Company current with its SEC filings as soon as possible.”

About Enservco

Through its various operating subsidiaries, Enservco provides a range of oilfield services, including hot oiling, acidizing, frac water heating, and related services. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming, West Virginia, Utah, Michigan, Illinois, Florida, New Mexico and Louisiana. Additional information is available at www.enservco.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions Enservco reasonably expects to occur in the future. Expectations for the future performance of Enservco are dependent upon a number of factors, and there can be no assurance that Enservco will achieve the results as contemplated herein. Certain statements contained in this release using the terms “believes,” "may," “intends,” "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond Enservco's ability to predict or control, and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in Enservco’s annual report on Form 10-K for the year ended December 31, 2021, and subsequently filed documents with the SEC. Forward looking statements in this news release include the ability of the Company to bring its SEC filings current. Enservco disclaims any obligation to update any forward-looking statement made herein, except as required by law.

Contact

Mark Patterson

Chief Financial Officer

Enservco Corporation

mpatterson@enservco.com

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

(303) 880-9000

jay@pfeifferhigh.com